Exhibit 99.77Q1

Domini Funds Multi Class Supplement

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares $ 708
Domini Social Equity Fund - Class A Shares $ 27
Domini Social Equity Fund - Institutional Shares $ 1,093
Domini Social Equity Fund - Class R Shares $ 281

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $ 0.0399
Domini Social Equity Fund - Class A Shares $ 0.1234
Domini Social Equity Fund - Institutional Shares $ 0.1491
Domini Social Equity Fund - Class R Shares $ 0.1389

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares 17,246
Domini Social Equity Fund - Class A Shares 254
Domini Social Equity Fund - Institutional Shares 7,523
Domini Social Equity Fund - Class R Shares 2,169

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $31.66
Domini Social Equity Fund - Class A Shares $10.03
Domini Social Equity Fund - Institutional Shares $19.62
Domini Social Equity Fund - Class R Shares $9.31